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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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Bairnco Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BAIRNCO CORPORATION

300 PRIMERA BOULEVARD, SUITE 432
LAKE MARY, FLORIDA 32746

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held April 21, 2005

To Shareholders:

     The Annual Meeting of Shareholders of Bairnco Corporation (the “Company”, or “Bairnco”) will be held on Thursday, April 21, 2005, at Bairnco’s corporate offices, 300 Primera Boulevard, Suite 432, Lake Mary, Florida at 9:00 A.M., local time, for the following purposes:

1.	To elect the Board of Directors of Bairnco.

2.	To ratify management’s selection of Bairnco’s auditors.

3.	To transact such other business as may properly come before the meeting and any adjournment thereof.

____________________

     Only shareholders of record at the close of business on March 7, 2005 will be entitled to notice of and to vote at the meeting.

     If you do not expect to attend the meeting in person, please date and sign the enclosed proxy and return it promptly by mail in the envelope provided.

By Order of the Board of Directors

Larry D. Smith
Secretary

Lake Mary, Florida

March 14, 2005

THE BOARD OF DIRECTORS SOLICITS THE EXECUTION AND IMMEDIATE RETURN OF THE ACCOMPANYING PROXY. PLEASE DATE, SIGN, AND RETURN THE PROXY IN THE ENCLOSED ADDRESSED ENVELOPE.

BAIRNCO CORPORATION

300 Primera Blvd., Suite 432

Lake Mary, Florida 32746

____________________

PROXY STATEMENT

Annual Meeting of Shareholders

To Be Held April 21, 2005

____________________

INTRODUCTION

     The Annual Meeting of Shareholders of Bairnco Corporation will be held on Thursday, April 21, 2005, at Bairnco’s corporate headquarters, 300 Primera Boulevard, Suite 432, Lake Mary, Florida at 9:00 a.m., local time, for the purposes set forth in the accompanying notice. This Proxy Statement is furnished in connection with the solicitation by Bairnco’s Board of Directors of proxies to be voted at such meeting and at any and all adjournments thereof. Proxies properly executed, duly returned and not revoked will be voted at the Annual Meeting (including adjournments) in accordance with the specifications therein.

     If a proxy in the accompanying form is executed and returned, it nevertheless may be revoked at any time prior to the exercise thereof by executing and returning a proxy bearing a later date, by giving notice of revocation to the Secretary of Bairnco, or by attending the Annual Meeting and voting in person. On the matters coming before the meeting as to which a choice has been specified by a shareholder by means of the ballot on the proxy, the shares will be voted accordingly. If no choice is so specified, the shares will be voted for the nominees listed in this Proxy Statement and in favor of the ratification of auditors. Abstentions (including broker non-votes) will be counted for quorum purposes, but will have no affect on the outcome of the voting.

     Only shareholders of record at the close of business on March 7, 2005, are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on February 18, 2005 there were 7,533,363 shares of common stock of Bairnco (“Bairnco Common Stock”) outstanding. Each such share will be entitled to one vote on each matter submitted to shareholders.

     The Proxy Statement and accompanying form of proxy are first being sent to shareholders on or about March 14, 2005. Bairnco’s Annual Report to shareholders accompanies this Proxy Statement.

PROPOSAL 1. ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES FOR ELECTION AS DIRECTORS

     The persons designated as proxies in the accompanying form of proxy have been selected by the Board of Directors of Bairnco and have indicated that they intend to vote all proxies received by them for the election of each of the following nominees for the office of director of Bairnco, unless instructed otherwise. The terms of all incumbent directors expire at the 2005 Annual Meeting of Shareholders, or at such later time as their successors have been duly elected and qualified. Nominees elected at the Annual Meeting will serve until the Annual Meeting of Shareholders next succeeding their election or until their successors have been duly elected and qualified. All such nominees are currently directors of Bairnco, and all were elected by shareholders at the 2004 Annual Meeting of Shareholders.

     If for any reason any of the following nominees is not a candidate when the election occurs, proxies will be voted for the election of a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominees will be required.

Names and Ages of Nominees	Data Pertaining to Nominees

Luke E. Fichthorn III (63)	Since May 23, 1990, Mr. Fichthorn has served as the Chairman and on December 18, 1991, Mr. Fichthorn became Chief Executive Officer of Bairnco. For over thirty years, Mr. Fichthorn has been a private investment banker and partner of Twain Associates, a private investment banking and consulting firm. Mr. Fichthorn became a director of Bairnco in January, 1981. Mr. Fichthorn is also a director of Florida Rock Industries, Inc., and Patriot Transportation Holding, Inc.

Gerald L. DeGood (62)	Mr. DeGood was elected to the Board in December of 2002. Mr. DeGood was responsible for the Central Florida Accounting Practice of Arthur Anderson LLP for more than 20 years. He joined Arthur Anderson LLP in 1964 and became partner in 1974. He subsequently retired from the firm in 1999. Mr. DeGood is currently an independent business consultant. Mr. DeGood is Chairman of the Audit Committee and a member of the Compensation and Corporate Governance and Nominating Committees. He is also a member of the Board of Directors and Chairman of the Audit Committee of Consolidated – Tomoka Land Co.

Charles T. Foley (66)	For 30 years, Mr. Foley was President, Chief Investment Officer and a director of Estabrook Capital Management, Inc., an investment advisory firm providing asset management services for individuals and institutions. In September 2003, Mr. Foley became President of Grove Creek Asset Management as well as a consultant

Names and Ages of Nominees	Data Pertaining to Nominees

to Dialectic Capital Management, LLC. Mr. Foley is a member of the Audit, Compensation, and Corporate Governance and Nominating Committees. Mr. Foley has been a director of Bairnco since May 1990.

James A. Wolf (62)	Mr. Wolf was with the international management consulting firm, Booz, Allen and Hamilton, from June 1967 to March 1989, where he was the partner directing the firm’s industrial marketing consulting practice. From 1989 to present, he has been an independent consultant, providing business and marketing counsel to industrial and commercial clients. In April 1997, he also founded and became President of Marketwolf, Inc., which performs strategic business and organization planning for privately held industrial products companies. Mr. Wolf has served as a Bairnco director since 2001. He is Chairman of the Corporate Governance and Nominating Committee and a member of the Audit and Compensation Committees.

William F. Yelverton (63)	Currently, Mr. Yelverton is an independent business consultant. From January 2000 until November 2000, Mr. Yelverton served as CEO of LiveInsurance.com, an online insurance brokerage agency. From July 1997 until January 2000, Mr. Yelverton was an independent consultant. From September 1995 through June 1997, Mr. Yelverton was Executive Vice President of Prudential Insurance Company of America. From September 1989 until September 1995, he was Chairman and CEO of New York Life Worldwide Holding, Inc., an insurance holding company. Mr. Yelverton was elected as a director in August 1991. Mr. Yelverton is Chairman of the Compensation Committee and is a member of the Audit and Corporate Governance and Nominating Committees.

     Assuming that a quorum is present, nominees receiving a plurality of the votes cast at the Annual Meeting will be elected to the Board of Directors of Bairnco. The Board of Directors recommends a vote FOR its nominees for election to the Board of Directors.

DIRECTOR INDEPENDENCE

     The Board of Directors has adopted Director Independence Standards to assist in the evaluation of each of Bairnco’s directors. A copy of the Standards of Board Independence is attached as Appendix A to this Proxy Statement. The Board has affirmatively determined, by resolution of the Board as a whole, that the following directors satisfy the requirements to be considered “independent” under Bairnco’s Standards of Board Independence and the New York Stock Exchange Listing Standards: Mr. DeGood, Mr. Foley, Mr. Wolf, and Mr. Yelverton.

MEETINGS OF THE BOARD OF DIRECTORS

     During 2004, Bairnco’s Board of Directors met seven times for regular meetings and had four regular telephonic meetings. Each director attended more than 75% of the total number of meetings of the Board of Directors and the committees of the Board on which he served.

     Each non-employee director received an annual retainer of $16,000 payable in four quarterly installments and a fee of $1,500 for each regular or special meeting attended in person. Under this policy, attendance fees for all regular meetings, special meetings and committee meetings held on a single day and attended in person are limited to $1,500. No fees are paid for meetings conducted via telephone. It is also the company’s policy to grant to each non-employee director an option to purchase 5,000 shares of Bairnco stock when they are initially elected to the Board and 1,000 shares of Bairnco stock annually thereafter provided they remain a Board member. The exercise price of the option is set at the fair market value of the common stock on the date of grant. One third of the options vest in each of the succeeding three years on the anniversary date of the grant. The options remain exer cisable for ten years from the date of vesting.

     In addition, each director and former director of Bairnco, who is not at the time an employee of Bairnco or any of its subsidiaries, is entitled to $1,500 per day when called upon by Bairnco to perform extraordinary services (not incidental to attendance at directors’ meetings) on its behalf. No such payments were made during 2004.

     Effective January 1, 2003, the Board of Directors authorized an annual retainer of $3,000 for each Audit Committee member and $6,000 for the Audit Committee Chairman, payable in four quarterly installments, in recognition of the increased education, time and workload commitment placed upon the committee as a result of the Sarbanes-Oxley Act, changes in New York Stock Exchange regulations, and Securities and Exchange Commission requirements.

     During 2004, Bairnco’s outside directors received the following compensation: Gerald L. DeGood - $32,500, Charles T. Foley - $28,000, James A. Wolf - $29,500, William F. Yelverton - $28,000. Also, in keeping with the policy above, each of the directors were granted options to purchase 1,000 shares of Bairnco stock.

     It is the present policy of Bairnco that outside directors, upon retirement from the Board of Directors, shall receive annually for the number of years equal to the number of years he or she has served on the Board of Directors of Bairnco as a non-employee director, an amount equal to the non-employee director annual retainer in effect at the time of his or her retirement. Such amount shall be payable in quarterly installments. If the retired non-employee director should die prior to receiving payments equal to the number of years served on the Board, the director’s estate will have the choice of either continuing to receive the remaining payments on a quarterly basis, or receiving in a lump sum the net present value of the remaining payments discounted at the then current thirty year U.S. Government bond yield.

COMMITTEES OF THE BOARD OF DIRECTORS

     Bairnco has standing Audit, Compensation, and Corporate Governance and Nominating Committees of the Board of Directors. During 2004, the Audit Committee met six times, the

Compensation Committee met six times, and the Corporate Governance and Nominating Committee met two times. The non-employee directors who are members of the Audit, Compensation, and Corporate Governance and Nominating Committees of Bairnco were entitled to receive a fee for each meeting attended in person on a day during which the Board of Directors did not meet. During 2004, each of the Committees met only on days on which the Board of Directors met and, accordingly, no additional fees were paid with respect to such meetings.

Audit Committee

     On January 29, 2004, the Board of Directors adopted a revised charter for the Audit Committee (the “Audit Committee Charter”) which is attached as Appendix B to this Proxy Statement. The Audit Committee Charter contains the Audit Committee’s mandate, membership requirements, and duties and obligations and is posted on the Company’s Internet site: www.bairnco.com. The Audit Committee Charter complies with requirements established by the Sarbanes-Oxley Act and requirements of the New York Stock Exchange. The Audit Committee will review the Audit Committee Charter annually and, if appropriate, recommend revisions to the Board of Directors. Under the Audit Committee Charter, the Audit Committee reviews and is responsible, among other tasks, for the appointment, compensation, retention and oversight of the independent auditors, reviewing with management and the independent audi mpany’s operating results and resolving any disagreements between management and the Auditors, establishing procedures to handle complaints regarding the Company or its accounting, considering the adequacy of the internal accounting and control procedures of the Company, and authorizing in advance the audit and non-audit services to be performed by the independent auditors.

     No member of the Company’s Audit Committee serves on the audit committees of more than three public companies including the Company. All members of the Audit Committee meet the independence and experience requirements of the listing standards of the New York Stock Exchange and rules of the Securities and Exchange Commission. The Board of Directors has determined that Mr. DeGood is an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. The Board of Directors has also determined that each of the members of the Audit Committee satisfies the “financial literacy” requirements of the listing standards of the New York Stock Exchange. For additional information, see the discussion under “Proposal 2 - Ratification of Auditors” beginning on page 19.

Compensation Committee

     On January 29, 2004, the Board of Directors adopted a charter for the Compensation Committee (the “Compensation Committee Charter”). The Compensation Committee Charter contains the Compensation Committee’s purpose, membership requirements, and duties and responsibilities and is posted on the Company’s Internet site: www.bairnco.com. The Compensation Committee will review the Compensation Committee Charter annually and, if appropriate, recommend revisions to the Board of Directors. Under the Compensation Committee Charter, the Compensation Committee reviews and recommends to the Board of Directors the base salaries proposed to be paid to officers of Bairnco, presidents of its subsidiaries, presidents of divisions of its subsidiaries, and other employees whose base salaries exceed $150,000. The Compensation Committee also reviews and approves incentive compensation programs, d administers the Stock Incentive Plan, and reviews management development and succession plans. All members of the Compensation Committee meet the independent director requirements of the listing standards of the New York Stock Exchange.

Corporate Governance and Nominating Committee

     On January 29, 2004, the Board of Directors adopted a charter for the Corporate Governance and Nominating Committee (the “Corporate Governance and Nominating Committee Charter”). The Corporate Governance and Nominating Committee Charter contains the Corporate Governance and Nominating Committee’s purpose, membership requirements and duties and responsibilities and is posted on the Company’s Internet site: www.bairnco.com. The Corporate Governance and Nominating Committee will review the Corporate Governance and Nominating Committee Charter annually and, if appropriate, recommend revisions to the Board of Directors. Each member of the Corporate Governance and Nominating Committee is “independent” within the meaning of the listing standards of the New York Stock Exchange. Under the Corporate Governance and Nominating Committee Charter, the Corporate Governance and is responsible for recommending to the Board of Directors the appropriate size and composition of the Board of Directors, the appropriate criteria for the selection of new directors, identifying and recommending candidates qualified and suitable to become members of the Board of Directors, overseeing the system of corporate governance, and developing and recommending corporate governance principles, which will be reviewed on an annual basis.

Nomination Process

     The Corporate Governance and Nominating Committee has not established any minimum qualification for candidates for election as directors. In identifying and evaluating candidates for election as directors, the Corporate Governance and Nominating Committee will identify and select candidates who can add value to the Company’s Board of Directors and advance the interests of the Company. The Corporate Governance and Nominating Committee will not consider recommendations from shareholders; the Board of Directors believes the Committee has sufficient resources and contacts to fulfill its obligations. Neither the Board of Directors nor the Corporate Governance and Nominating Committee employ any third party to identify or assist it in identifying or evaluating potential candidates for election as directors but may choose to do so in the future as circumstances warrant.

Executive Sessions of Independent Directors

     In accordance with recent corporate governance reforms, the independent directors meet at regularly scheduled executive sessions without management. The responsibility for presiding at each meeting of independent directors is rotated among all independent members of the Board of Directors on an alphabetical basis. Interested parties who wish to make their concerns known by communicating directly with the presiding independent director or with the independent directors as a group may do so by sending an email to auditcommittee@bairnco.com or by writing to the Presiding Non-Management Director in care of the Bairnco Secretary.

Communication with the Board of Directors

     A shareholder may communicate directly with the Board of Directors by sending an email to board@bairnco.com or by writing to the Board of Directors at c/o Bairnco Corporation, 300 Primera Boulevard, Suite 432, Lake Mary, Florida, 32746.

Corporate Governance Guidelines

     The Board of Directors has adopted Corporate Governance Guidelines in accordance with the listing standards of the New York Stock Exchange. The Corporate Governance Guidelines are posted on the Company’s Internet site: www.bairnco.com. The Corporate Governance Guidelines will be provided to any shareholder without charge upon request; any such request should be made in writing to the Bairnco Secretary at 300 Primera Boulevard, Suite 432, Lake Mary, Florida, 32746.

Code of Business Conduct and Ethics

     The Board of Directors has adopted the Bairnco Corporation Code of Business Conduct and Ethics in accordance with the listing standards of the New York Stock Exchange. The Code of Business Conduct and Ethics is posted on the Company’s Internet site: www.bairnco.com. The Code of Business Conduct and Ethics will be provided to any shareholder without charge upon request; any such request should be made in writing to the Bairnco Secretary at 300 Primera Boulevard, Suite 432, Lake Mary, Florida, 32746.

Policy Regarding Attendance of Directors as Annual Meeting of Shareholders

     Directors are encouraged to attend Bairnco’s Annual Meeting of the Shareholders. All of Bairnco’s directors attended the 2004 Annual Meeting of the Shareholders.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT

     The following table sets forth information as of February 18, 2005, regarding the beneficial ownership of Bairnco Common Stock by the only persons known to Bairnco to be the beneficial owners of more than 5% of Bairnco’s issued and outstanding Common Stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock		Percentage of Issued and Outstanding Common Stock on February 18, 2005

Steel Partners II, L.P.	940,400	(1)	12.48%
590 Madison Avenue, 32nd Floor
New York, NY 10022

Marvin Schwartz	922,800	(2)	12.25%
605 Third Avenue
New York, NY 10158

FMR Corp.	900,900	(3)	11.96%
82 Devonshire Street
Boston, MA 02109

Dimensional Fund Advisors Inc.	494,200	(4)	6.56%
1299 Ocean Avenue
Santa Monica, CA 90401

Neuberger Berman, LLC	489,900	(5)	6.50%
605 Third Avenue
New York, NY 10158

(1)	Based on Schedule 13D filed on 10/27/04.

(2)	Based on Schedule 13G filed on 2/13/04.

(3)	Based on Schedule 13G filed on 12/31/02.

(4)	Based on Schedule 13G filed on 12/31/04.

(5)	Based on Schedule 13G filed on 2/13/04.

The Company has retained the services of Neuberger Berman, LLC to serve as investment manager with respect to a portion of the assets in the Bairnco Corporation Retirement Plan. Neuberger Berman, LLC is a registered investment advisor under the Investment Advisors Act of 1940 and serves as investment advisor to numerous individuals and retirement plans. Fees payable under this arrangement are customary for these services.

     The following table presents information regarding beneficial ownership of Bairnco Common Stock by each member of the Board of Directors, each nominee for election as a director, each of the executive officers of Bairnco named in the summary compensation table below and by all directors and executive officers of Bairnco as a group, as of February 18, 2005.

Name of Individual or Group	Amount and Nature of Beneficial Ownership of Common Stock		Percentage of Issued and Outstanding Common Stock on February 18, 2005
Luke E. Fichthorn III	414,665	(1)	5.50%
Gerald L. DeGood	2,501	(2)	(9)
Charles T. Foley	256,101	(3)	3.40%
Lawrence C. Maingot	18,141	(4)	(9)
Larry D. Smith	39,161	(5)	(9)
James A. Wolf	7,001	(6)	(9)
William F. Yelverton	50,635	(7)	(9)
All executive officers and directors as a group (7 persons)	788,205	(8)	10.46%

_____________

(1)	Includes 2,000 shares owned by Mrs. Fichthorn and 1,500 shares owned by two trusts of which Mr. Fichthorn is a co-trustee. Mr. Fichthorn disclaims beneficial ownership of these shares. Also includes shares that would be issued upon exercise of 166,667 vested unexercised stock options granted under the 1990 Bairnco Stock Option Plan, 16,667 vested unexercised stock options granted under the 2000 Bairnco Stock Option Plan, and 42,000 restricted shares granted under the 2000 Bairnco Stock Option Plan.

(2)	Includes shares that would be issued upon the exercise of 2,001 vested unexercised stock options granted under the 2000 Bairnco Stock Option Plan.

(3)	Includes shares that would be issued upon the exercise of 7,001 vested unexercised stock options granted under the 1990 Bairnco Stock Option Plan and 3,001 vested unexercised stock options granted under the 2000 Bairnco Stock Option Plan.

(4)	Mr. Maingot indirectly owns 1,591 shares through ownership in trust under the Bairnco Corporation 401(k) Savings Plan and 550 shares in a personal Individual Retirement Account (IRA). Also includes shares that would be issued upon the exercise of 3,250 vested unexercised stock options granted under the 1990 Bairnco Stock Option Plan and 750 vested unexercised stock options and 12,000 restricted shares under the 2000 Bairnco Stock Option Plan.

(5)	Mr. Smith indirectly owns 2,161 shares through ownership in trust under the Bairnco Corporation 401(k) Savings Plan. Also includes shares that would be issued upon exercise of 20,000 vested unexercised stock options granted under the 1990 Bairnco Stock Option Plan and 17,000 restricted shares granted under the 2000 Bairnco Stock Option Plan.

(6)	Includes shares that would be issued upon the exercise of 6,001 vested unexercised stock options under the 2000 Bairnco Stock Option Plan.

(7)	Includes shares that would be issued upon the exercise of 7,001 vested unexercised stock options granted under the 1990 Bairnco Stock Option Plan and 3,001 vested unexercised stock options granted under the 2000 Bairnco Stock Option Plan.

(8)	Includes a total of 3,500 shares owned by the wives, children or in trusts or custodial accounts for relatives of executive officers or directors but as to which each executive officer or director, respectively, disclaims beneficial ownership. Also includes shares that would be issued upon the exercise of 203,919 vested unexercised stock options granted under the 1990 Bairnco Stock Option Plan and 31,421 vested unexercised stock options and 71,000 restricted shares granted under the 2000 Bairnco Stock Option Plan.

(9)	The percentage of shares owned by such executive officer or director does not exceed 1% of the issued and outstanding Bairnco Common Stock.

COMPENSATION OF MANAGEMENT

General

     The following table sets forth information regarding the compensation paid, distributed or accrued for services rendered during 2002, 2003, and 2004 to the Chairman of the Board and each of the two other most highly compensated executive officers of Bairnco (collectively the “Named Executives”).

SUMMARY COMPENSATION TABLE

	Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Stock Options	Restricted Stock Award (1)	All Other Compensation (2)
		($)	($)	(#)	($)	($)
Luke E. Fichthorn III	2004	$440,833	$155,000	-0-	-0-	$8,820
Chairman of the Board and	2003	430,067	0	50,000	$214,200	6,300
Chief Executive Officer	2002	419,567	105,000	-0-	-0-	-0-
Larry D. Smith	2004	$173,167	$48,360	-0-	-0-	$3,570
Vice President Administration	2003	169,167	20,400	-0-	$86,700	2,550
	2002	165,167	37,170	-0-	-0-	-0-
Lawrence C. Maingot	2004	$119,917	$47,430	-0-	-0-	$2,520
Corporate Controller	2003	116,292	18,630	-0-	$61,200	1,800
	2002	105,333	33,642	1,500	-0-	-0-

(1)	The amounts in the table reflect the market value on the date of award of restricted shares of Common Stock (“Restricted Stock”) (based on the $5.10 per share closing price of the Common Stock on April 24, 2003). Total number and value of shares of Restricted Stock held as of

December 31, 2004 (based on $11.15 per share closing price of the Common Stock on December 31, 2004) for each Named Executive are: Luke E. Fichthorn III - 42,000 shares/$468,300; Larry D. Smith - 17,000 shares/$189,550; and Lawrence C. Maingot - 12,000 shares/$133,800. Restricted Stock is contingent upon five continuous years of employment, with “cliff” vesting of all shares upon the fifth anniversary of the date of the award. All shares are forfeited in the event of termination of employment prior to the five years, for other than retirement, death, or disability. Restricted Stockholders receive voting power and payment of dividends related to the shares during the vesting period.

(2)	The amounts in this column represent dividend payments on restricted stock.

Stock Options

     No stock options were granted to Named Executives during 2004.

     The following table sets forth information for each Named Executive with regard to the value of stock options held as of December 31, 2004.

AGGREGATED OPTION EXERCISES IN 2004

AND 2004 YEAR END OPTION VALUE

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Year-End (#)		Value of Unexercised In-the-Money Options at Year-End ($) (1)
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Luke E. Fichthorn III	-0-	-0-	183,334	33,333	$970,004	$203,331
Larry D. Smith	-0-	-0-	20,000	-0-	$95,500	$0
Lawrence C. Maingot	-0-	-0-	4,000	750	$18,275	$4,200

(1)	Value is determined by multiplying the number of unexercised in-the-money options by the difference between the stock price on December 31, 2004 and the option grant price.

Bairnco Retirement Plan

     Bairnco maintains the Bairnco Corporation Retirement Plan (the “Bairnco Plan”), a non-contributory defined benefit pension plan, in which all salaried employees and certain hourly employees of Bairnco and its U.S. subsidiaries, Kasco Corporation and Arlon, Inc., participate.

     Remuneration covered by the Bairnco Plan in a particular year includes that year’s base salary, overtime pay, commissions, stock purchase plan payments, other incentive compensation and amounts that are deferred under a 401(k) plan that is at any time maintained by Bairnco, but excludes, among other items, compensation received in that year under the Management Incentive Compensation Plan in excess of 50% of the participant’s basic pay rate as of the December 31 preceding the date of payment. The 2004 remuneration covered by the Bairnco Plan for each participant therefore includes management incentive compensation (up to such 50% ceiling) paid during 2004 with respect to 2003 awards.

     The following table presents information regarding estimated annual benefits payable in the form of a straight life annuity upon retirement to persons in specified remuneration and years of service classifications:

		Years of Service at Retirement
Average Compensation At Retirement		5	10	15	20	25 or More
$50,000		$3,371	$6,741	$10,112	$13,482	$16,853
75,000		5,808	11,616	17,424	23,232	29,040
100,000		8,246	16,491	24,737	32,982	41,228
150,000		13,121	26,241	39,362	52,482	65,603
205,000	or more	18,483	36,966	55,449	73,932	92,415

     In accordance with IRS regulation, the maximum allowable compensation permitted in computing a benefit is $205,000 for 2004. However, employees will receive the greater of the benefit outlined above or the accrued benefit as of December 31, 1993, which was based on compensation in excess of $205,000 plus a benefit based on service after December 31, 1993 and final average compensation based on the $205,000 limit.

     For each of the following, the credited years of service under the Bairnco Plan as of December 31, 2004, and the remuneration received during 2004 covered by the Retirement Plan, were, respectively, as follows: Mr. Fichthorn, 15 years and $205,000; Mr. Smith, 6 years and $197,136; Mr. Maingot, 13 years and $141,067.

     In addition, Bairnco sponsors a non-qualified retirement plan such that retirement benefits as determined under the Bairnco Plan are supplemented to provide an aggregate pension benefit based on adjusted dates of hire and remuneration. Pursuant to his employment agreement, this non-qualified retirement plan provides Mr. Fichthorn an estimated annual benefit of $39,221 payable upon normal retirement date, based upon 25 projected years of credited service, and 2004 covered remuneration of $205,000.

Executive Contracts

Employment Agreement with Mr. Fichthorn

     On May 23, 1990, Bairnco entered into an agreement with Mr. Fichthorn, Chairman of Bairnco, under which Mr. Fichthorn became an employee. The initial term of the agreement was for four years, but the agreement generally automatically renews so that at no time will the term of the agreement be less than four years. Under the agreement, Mr. Fichthorn presently receives a base salary of $444,450 and is entitled to participate in the Bairnco Headquarters Management Incentive Compensation program, where he is entitled to receive 25% of an annual pool that is generated at the rate of $15,000 for each $.01 per share of net income of Bairnco and its consolidated subsidiaries as reported to shareholders in excess of $.30 per share after reflecting the management incentive compensation annual pool as a cost in arriving at pre-tax income.

     In accordance with the agreement, Mr. Fichthorn received, on the date when he became an employee of Bairnco, stock options for 350,000 shares of Bairnco Common Stock at an exercise price equal to the book value of a share of stock determined on the last day of the month in which he became an employee ($5.94 per share). One hundred thousand of the option shares became exercisable on the first anniversary of the date of grant and were exercised during 2001. Of the remaining 250,000 shares, 83,333 shares became exercisable on January 28, 1993 for earnings of $.70 per share for the calendar year 1992 and expired in 2003 without being exercised; an additional 83,333 shares became exercisable on January 26, 1996 for earnings at $.75 per share for the calendar year 1995; and the remaining 83,334 became exercisable on May 31, 2000, the tenth anniversary of the date of grant.

     All options remain exercisable for ten years from the first date they become exercisable. Except in the case of a voluntary termination or a termination for cause, as defined in the agreement, exercisable options will generally remain exercisable for three years following termination. The exercisability of all of the options granted to Mr. Fichthorn generally will accelerate in the event of a change of control. Each option share is to be accompanied by a limited stock appreciation right that will become exercisable for six months following a change of control. Upon exercise of such right, Mr. Fichthorn will receive the excess of the fair market value per share (or, if greater, $10 per share) over the exercise price per share for the underlying option. In the event that the payments received by Mr. Fichthorn with respect to his options and under any other provision of the agreement by reason o f a change of control are subject to the excise tax on excess parachute payments, Bairnco will pay Mr. Fichthorn such amounts as are necessary to place him in the same position as he would have been in if no excise tax had been payable.

     Mr. Fichthorn will also receive a special retirement supplement that is intended to provide him a retirement benefit comparable to what he would have received under the Bairnco Plan (described above) if his combined past service as a director of Bairnco’s former subsidiary, Keene Corporation, and Bairnco (25 years) were treated as years of service under that plan. The supplemental, non-qualified benefit (as described above) is fully vested.

     The Agreement provides that if Mr. Fichthorn dies while an employee, his surviving spouse or estate will receive a death benefit equal to three times the sum of (i) his base salary, and (ii) the highest bonus paid to him during the prior three years or the current year. If Mr. Fichthorn’s employment terminates due to disability, he will receive 75% of his base salary for two years and 55% of such salary thereafter until the disability ends or his supplemental retirement benefits commence.

     If Bairnco terminates Mr. Fichthorn’s employment without cause or breaches the agreement in a material fashion leading Mr. Fichthorn to terminate his employment, Bairnco will pay Mr. Fichthorn a lump sum benefit equal to the sum of (i) four times his then base salary, and (ii) the highest bonus paid or payable to him during the prior three years or the current year. Regardless of the reason for his termination, Bairnco will also provide Mr. Fichthorn and his spouse with medical, health and hospitalization benefits following his termination until he attains age 65 (or, in the event of his death, until his spouse attains age 65).

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     The Compensation Committee consisted of the following members during all of 2004: Messrs. Gerald DeGood, Charles Foley, James Wolf, and William Yelverton.

BOARD COMPENSATION COMMITEE REPORT ON EXECUTIVE COMPENSATION

Compensation Philosophy

     The executive compensation program of the Company has been designed to motivate, reward, attract, and retain the management deemed essential to ensure the success of the Company. The program seeks to align executive compensation with Company objectives, business strategy, and financial performance. In applying these principles, the Compensation Committee seeks to:

•	Reward executives for long-term strategic management and the enhancement of stockholder value;

•	Support an environment that rewards performance with respect to Company goals, as well as Company performance relative to industry competitors;

•	Integrate compensation programs with the short and long-term strategic plans of the Company;

•	Attract and retain key executives critical to the long-term success of the Company; and

•	Align the interests of executives with the long-term interests of stockholders through award opportunities that can result in ownership of Common Stock.

Compensation Program Components

     The compensation programs of the Company for its executive officers and key employees are generally administered by or under the direction of the Committee and are reviewed on an annual basis to ensure that remuneration levels and benefits are competitive and reasonable using the guidelines described above. The particular elements of the compensation programs for such persons are set forth in more detail below.

Base Salary – Base salary levels are primarily determined by the Committee at levels the Committee deems necessary or appropriate to attract the level of competence needed for the position. Base salary levels are reviewed annually based on individual performance, industry conditions and market considerations. The Committee believes that base salary levels for the Company’s executive officers and key employees are competitive within a range that the Committee considers to be reasonable and necessary.

Performance Bonus – The Company provides incentive compensation to its executive officers and key employees in the form of annual cash bonuses relating to financial and operational achievements during the prior year through the Company’s Management Incentive Compensation (MIC) Program. The amount and form of such bonuses are determined by the Committee based primarily upon the analysis of the individual’s job performance and the specific accomplishments of the individual during the preceding calendar year. In the case of corporate administrative and financial officers, incentive compensation decisions are made primarily on the basis of the assistance and performance of the officer in implementing corporate objectives within the scope of his or her responsibilities. In the case of operational officers, incentive compensation decisions are made primarily on the basis of operational results of the business operations for which the officer is responsible. Although the achievement of certain financial objectives as measured by a business segment’s earnings are considered in determining incentive compensation, other subjective and less quantifiable criteria are also considered. In this regard, the Committee takes into account specific achievements that are expected to affect future earnings and results or that had an identifiable impact on the prior year’s results.

Stock Incentive Plan – The Company also provides long-term incentive compensation to its executive officers and key employees through stock options and restricted shares. The 2000 Bairnco Stock Incentive Plan (the “Stock Incentive Plan”) was approved by shareholders at the 2000 Annual Meeting of Shareholders. As originally established, the Stock Incentive Plan provided for stock option awards. In April 2003, the Board of directors amended the Stock Incentive Plan to add a restricted stock award program. The restricted stock award program permits the committee to grant to an employee an award consisting of shares of Bairnco stock that are subject to specified forfeiture and transfer restrictions. Upon the lapse of these restrictions, the restricted stock award becomes vested. Generally, a restricted stock award under the Stock Incentive Plan becomes vested if the recipient remains employed until the fifth anniversary of the date of the award. The restricted stock award recipient receives dividends and voting rights during the vesting period. Under the terms of the Stock Incentive Plan, the Committee has complete discretion in determining eligibility for participation and the number of stock options or restricted stock shares, if any, to be granted to a participant. Stock option and restricted stock awards may be made from the shares of Bairnco Common Stock originally approved by the shareholders for issuance under the Stock Incentive Plan. The Committee has established and follows guidelines with respect to the granting of options and restricted stock awards under the Stock Incentive Plan to employees. The use of these instruments is intended to provide incentives to the Company’s executive officers and key employees to work toward the long-term growth of the Company by providing them with a benefit that will increase only to the extent the value of the Co mmon Stock increases. Options and restricted shares are not granted by the Committee as a matter of course as part of the regular compensation of any executive or key employee. The decision to grant options or restricted shares is based on the perceived incentive that the grant will provide and the benefits that the grant may have on long-term stockholder value. The determination of the number of shares granted is based on the level and contribution of the employee. Consideration is also given to the anticipated contribution of the business operations for which the optionee has responsibility to overall stockholder value.

Compensation Earned by the Chief Executive Officer

     In considering the Chairman’s base salary, the Committee reviewed Bairnco’s general financial performance and the progress in improving operating performance. The Committee also reviewed the Chairman’s base salary against recent salary surveys. This information showed Mr. Fichthorn’s salary to be in the average range for industrial companies the size of Bairnco. The Committee also considered the time period elapsed from Mr. Fichthorn’s date of last increase in May 2003. On May 1, 2004, he received a salary increase of 2.5% resulting in a current salary for Mr. Fichthorn of $444,450. In accordance with his contract, Mr. Fichthorn is eligible for 25% of an MIC pool generated by a formula in his contract. However, since 2001, Mr. Fichthorn has voluntarily waived this portion of his contract on a year-to-year basis and has agreed to participate in the MIC pool that cover s Bairnco’s officers. In 2003, Mr. Fichthorn elected not to receive a bonus even though he earned one under the Bairnco MIC program.

162 (m) Disclosure

     Based on current levels of compensation, no executive officer is expected to receive compensation for 2005 services that would be non-deductible under Section 162 (m) of the Internal Revenue Code. Accordingly, the Compensation Committee has not considered any revisions to its policies and programs in response to this provision of law.

Respectfully submitted,

The Compensation Committee

William F. Yelverton, Chairman

Gerald L. DeGood
Charles T. Foley
James A. Wolf

PERFORMANCE GRAPH

     Presented in the graph below is a comparison of the five-year cumulative returns among Bairnco Common Stock, the Russell 2000 Index and the Dow Jones Electrical Components and Equipment Index (“DJELQ”). The cumulative returns shown in the graph assume an initial investment of $100 as of December 31, 1999, and reinvestment of all cash and cash equivalent dividends declared as of the ex-date of the dividend.

PROPOSAL 2. RATIFICATION OF AUDITORS

     On June 30, 2004, the Audit Committee of the Board of Directors (the “Committee”) of Bairnco Corporation (“Bairnco” or the “Corporation”) dismissed the Corporation’s independent registered public accounting firm, Ernst & Young LLP (“E&Y”). On this date, the Committee also approved the engagement of Grant Thornton, LLP (“Grant”) to serve as the Corporation’s independent registered public accounting firm effective immediately, based upon the results of a competitive bid process.

     E&Y’s reports on the Corporation’s consolidated financial statements for the years ended December 31, 2003 and 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the Corporation’s two fiscal years ended December 31, 2003 and 2002, and through the date hereof, there were no reportable events as described in Item 304(a)(1)(v) of regulation S-K or disagreements between the Corporation and E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused them to make reference to the subject matter of such disagreement in connection with their reports on the Corporation’s consolidated financial statements.

     The Board of Directors has voted unanimously to retain the firm of Grant Thornton, LLP, independent certified public accountants, as auditors for Bairnco and its subsidiaries for the 2005 fiscal year. The Board of Directors is submitting its selection of Grant Thornton, LLP to shareholders for ratification. Representatives of Grant Thornton, LLP are expected to be present at the Annual Meeting and to be available to respond to appropriate questions. These representatives will have the opportunity to make a statement at the Annual Meeting if they desire to do so. Ratification of the Board of Directors’ selection of auditors will require the affirmative vote of the holders of a majority of the shares of Bairnco Common Stock present at the Annual Meeting (assuming that a quorum is present). The Board of Directors recommends a vote FOR ratification of its selection of auditors.

Audit & Non-Audit Fees

     The following table presents fees charged for professional audit services rendered by Grant Thornton, LLP and Ernst & Young LLP for the audit of the Company’s financial statements for the years ended December 31, 2004 and 2003 and fees billed for other services during those years. Grant Thornton, LLP was the principal accountant of the Company beginning in the second quarter of 2004. Ernst & Young LLP was the principal accountant of the Company during 2003 and the first quarter of 2004.

	2004	2003

Audit fees (1)	$198,600	$160,100
Audit related fees (2)	34,600	13,700
Tax fees (3)	8,000	32,500
All other fees	—	—
	$241,200	$206,300

     (1) Audit fees consisted of audit work (including the tax accrual review) performed in connection with the preparation of the quarterly and year end financial statements, European statutory audits and review of documents filed with the SEC.

     (2) Audit related fees consisted of audits of employee benefit plans, consulting related to section 404 of the Sarbanes-Oxley act and a review of the NOL settlement.

     (3) Tax fees consisted of assistance related to tax compliance and reporting.

     Pre-Approval of Audit & Non-Audit Services – Under the Company’s Audit Committee Charter, the Audit Committee of the Board of Directors (“Audit Committee”) is required to pre-approve all auditing services and permissible non-audit services, including related fees and terms, to be performed for the Company by the independent auditor, subject to de-minimus exceptions for non-audit services described under the Securities Exchange Act of 1934 which are approved by the Audit Committee prior to the completion of the audit. The written pre-approval policy can be found in Appendix B, “Audit Committee Charter”, of this Proxy Statement.

     The Audit Committee pre-approved all audit services, audit related services and tax review and compliance services for the Company by Grant Thornton during 2004.

AUDIT COMMITTEE REPORT

     In accordance with its written charter adopted by the Board of Directors (“Board”), the Audit Committee of the Board (“Audit Committee”) monitors the financial reporting process on behalf of the Board. All members of the Audit Committee are independent of management and the Company in accordance with the Company’s Standards of Board Independence which are based on the requirements of the New York Stock Exchange, the Securities and Exchange Act of 1934 and rules and regulations of the Securities and Exchange Commission.

     During 2004, the Audit Committee met six times, and the Committee chair, as representative of the Audit Committee, discussed the interim financial information contained in each quarterly earnings announcement with the Corporate Controller and independent auditors prior to the filing of the Company’s Form 10-Q.

     The Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, and discussed with the auditors any relationships that might affect their objectivity and independence.

     The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the quarterly and annual financial statements. The Audit Committee also discussed the results of the internal audit examinations with the Corporation’s internal audit department.

     The Committee reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2004, with management and the independent auditors. Management has the responsibility for the preparation of the Company’s financial statements, and the independent auditors express an opinion on those financial statements based on their audit.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment, subject to shareholder approval, of Grant Thornton, LLP as independent auditors, and the Board concurred in such recommendation.

Respectfully submitted,

The Audit Committee

Gerald L. DeGood, Chairman

Charles T. Foley
James A. Wolf
William F. Yelverton

PROPOSALS BY HOLDERS OF COMMON STOCK

     Any proposal that a shareholder of Bairnco desires to have included in the Proxy Statement and form of proxy relating to the 2006 Annual Meeting of Shareholders must be received by Bairnco at its executive offices no later than November 15, 2005. Bairnco will not be required to include in its Proxy Statement or form of proxy a shareholder proposal that is received after that date or which otherwise fails to meet the requirements for shareholder proposals established by Securities and Exchange Commission regulations. In addition, if a shareholder intends to present a proposal at the 2006 Annual Meeting of Shareholders without the inclusion of that proposal in Bairnco’s proxy materials and written notice of the proposal is not received by Bairnco on or before January 29, 2006, or if Bairnco meets other requirements of Securities and Exchange Commission rules, proxies solicited by the Board of Directors for the 2006 Annual Meeting of Shareholders will confer discretionary authority to vote on the proposal at the meeting. The executive offices of Bairnco currently are located at 300 Primera Boulevard, Suite 432, Lake Mary, Florida, 32746.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon a review of filings with the Securities and Exchange Commission and written representations from its directors and executive officers that no other reports were required, the Company believes that all of the Company’s directors and executive officers complied with the filing requirements of Section 16(a) of the Securities Exchange Act of 1934 during the fiscal year ended December 31, 2004. The Company is not aware of any beneficial holder of 10% of the Company’s common stock that has not complied with filing requirements.

EXPENSES AND OTHER MATTERS

     Bairnco will pay the costs of preparing, assembling, and mailing this Proxy Statement and the material enclosed herewith. Bairnco has requested brokers, nominees, fiduciaries and other custodians who hold shares of Bairnco Common Stock in their names to solicit proxies from their clients who own such shares, and Bairnco has agreed to reimburse them for their expenses in so doing.

     In addition to the use of the mails, certain officers, directors and regular employees of Bairnco, at no additional cost, may request the return of proxies by personal interview or by telephone or telegraph.

     Management does not intend to present any further items of business at the Annual Meeting, and knows of no such items that will or may be presented by others. If, however, any other matter properly comes before the meeting, the persons named in the enclosed proxy form will vote thereon in such manner as they may in their discretion determine.

By Order of the Board of Directors

Larry D. Smith
Secretary
Lake Mary, Florida
March 14, 2005

      PLEASE DATE, SIGN AND IMMEDIATELY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ADDRESSED ENVELOPE.

APPENDIX A

BAIRNCO CORPORATION	SUBJECT	NO. CG-4	PAGE 1 OF 2

	STANDARDS OF BOARD INDEPENDENCE	EFFECTIVE 1/29/04	DISTRIBUTION All

	AFFECTS	REVISES New	DATED

POLICY	Board of Directors	FILE UNDER SECTION “CG” Corporate Governance

	ISSUED BY Board of Directors	APPROVED BY Board of Directors

POLICY

     As used in these Standards of Board Independence, the term “Company” includes Bairnco Corporation and any of its subsidiaries. The term “immediate family member” includes the director’s spouse, parents, children, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law and any other person (other than domestic employees) who shares the director’s home.

     Disqualification. A director will not be considered an independent director under any circumstances if: The director is or was employed by, or any immediate family member of the director is or was an executive officer of, the Company at any time during the previous 3-year period;

The director or any of his or her immediate family members receives or has received at any time during the previous 3-year period more than $100,000 per year in direct compensation from the Company, other than fees for service on the Board of Directors or any committee of the Board of Directors and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

The director is or has been at any time during the previous 3-year period affiliated with or employed by, or has an immediate family member who is or has been at any time during the previous 3-year period affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company;

The director or any of his or her immediate family members is or has been, at any time during the previous 3-year period, employed as an executive officer of another company where any of the Company’s current executives serve or served on that company’s compensation committee;

The director is or has been at any time during the previous 3-year period an executive officer or employee, or has an immediate family member who is or has been at any time during the previous 3-year period an executive officer, of a company (other than a charitable organization in accordance with stock exchange listing standards) that either makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of (A) $1,000,000 or (B) 2% of such other company’s consolidated gross revenues; or

Board Determination. A director will not be considered an independent director unless the Board of Directors makes an affirmative determination that the director, either directly or as a partner, shareholder or officer of any organization that has a relationship with the Company, has no “material relationship” with the Company.

For purposes of determining whether a director has a “material relationship” with the Company, the Board of Directors will consider all relevant facts and circumstances. “Material relationships” can include commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships (among others).

A director will not be considered to have a “material relationship” with the Company solely by virtue of the fact that:

the director, or any of his or her immediate family members, owns a significant amount of stock in the Company; or

the director, or any of his or her immediate family members, receives consulting fees or other compensation from the Company not in excess of $100,000 per year; or

the director, or any of his or her immediate family members, serves on the Board of Directors of any other company on which another director of the Company serves as a director, employee or contractor.

Notwithstanding the foregoing, in the event that any director, or any of his or her immediate family members, has relationships that fall within both of the foregoing categorical standards, the Board shall consider the materiality of all such relationships, in the aggregate, to determine whether such director is independent.

The Company will disclose the categorical standards set forth herein for the Board’s determination of the independence of any director in the Company’s annual proxy statement. If the Board makes a determination that any director who does not meet these categorical standards is “independent,” the Company will disclose the basis of the Board’s determination in the Company’s annual proxy statement.

APPENDIX B

BAIRNCO	SUBJECT	NO.	PAGE
		CG-5	1 OF 6

CORPORATION	AUDIT COMMITTEE CHARTER	EFFECTIVE 1/29/04	DISTRIBUTION All

	AFFECTS	REVISES New	DATED

POLICY	Audit Committee	FILE UNDER SECTION “CG” Corporate Governance

	ISSUED BY Audit Committee	APPROVED BY Bairnco Board of Directors

POLICY

1. Purpose

     The Audit Committee (the “Committee”) of Bairnco Corporation (the “Company”) is appointed by the Company’s Board of Directors (the “Board”) to provide assistance to the Board in fulfilling its oversight responsibility as relates to: the integrity of the Company’s financial statements; the financial reporting process; the systems of internal accounting and financial controls; the performance of the Company’s internal audit function; the qualifications, independence and performance of the Company’s independent accountants; and the Company’s compliance with ethics policies and legal and regulatory requirements. In so doing, it is the responsibility of the Committee to maintain open communication between the Committee and the independent accountants, internal auditors and Company management.

     The Committee shall prepare the audit committee report required by the rules of the Securities and Exchange Commission (“SEC”) to be included in the Company’s annual proxy statement. The report shall set forth whether:

a)	the Committee has reviewed and discussed the Company’s audited financial statements with management; and

b)	the Committee has discussed with its independent accountants the matters required to be discussed by Statement of Auditing Standards No. 61 (“SAS 61“); and

c)	the Committee has received written disclosures and a letter from its independent accountants required by Independence Standards Board No. 1 and has discussed with its independent accountants the independent accountants’ independence; and

d)	the Committee has recommended to the Board that the audited financial statements be included in the Company’s annual report on Form 10-K.

     The Committee shall assess its performance annually and report the results of this self-evaluation to the Board.

2. Composition

A)	Appointment. The Committee shall be members of, and elected by, the Board on the recommendation of the Corporate Governance and Nominating Committee. The Committee shall comprise of at least three directors, each of whom is independent of management and the Company in accordance with the Company’s Standards of Board Independence (the “Independence Standards”) attached hereto as Exhibit A and in accordance with the independence requirements of Rule 10A-3 promulgated under the Securities Exchange Act of 1934 (the “Act”).

The members of the Committee shall be elected by the Board at the annual meeting of the Board or until their successors shall be duly elected and qualified. Term of membership of the Committee is at the discretion of the Board, but maintenance of continuity while bringing a fresh perspective is to be considered. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full membership.

B)	Qualification. In addition to the “independence” requirements noted above, each member of the Committee shall be, in the opinion of the Board, financially literate, and at least one member must be an “audit committee financial expert” as defined in Item 401 of Regulation S-K promulgated under the Securities Act of 1933.

     The members of the Committee shall be subject to such further or different restrictions and requirements for qualification as may be required from time to time by the Securities and Exchange Commission and any stock exchange which lists the Company’s securities.

3. Meetings

     The Committee shall meet at least quarterly, or more frequently as circumstances dictate. The Committee shall meet periodically with management, the internal auditors and the independent accountants in separate executive sessions. The Committee may request any officer or employee of the Company or outside counsel or independent accountants to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee will report regularly to the Board.

4. Responsibilities and Duties

     In carrying out its responsibilities and duties, the Committee shall have the authority, to the extent it deems necessary or appropriate, to appoint or retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent accountant for the purpose of rendering or issuing an audit report or performing other audit, review or attest services, and to any advisors employed by the Committee, and ordinary administrative expenses of the Committee as may be necessary or appropriate in carrying out its responsibilities and duties. The Committee shall have the power and authority to interpret this Charter and make any determinations as to whether any act taken has been taken in compliance with the terms hereof.

     This Charter must be posted on the Company’s website.

     To fulfill its responsibilities and duties, the Committee shall:

     Financial Statements, Disclosures and Reports Review

1)	Review the Company’s Charter annually or more often as conditions dictate, reassess the adequacy of the Charter, and recommend any proposed changes to the Board for approval.

2)	Review and discuss with management and the Company’s independent accountants the annual audited financial statements, including disclosures made in management’s discussion and analysis of financial condition and results of operations, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K filing.

3)	Review and discuss with management and the Company’s independent accountants prior to filing, any interim financial statements of the Company to be included in its quarterly reports on Form 10-Q and the results of the independent accountants review of interim financial statements.

4)	Discuss with management the types of information to be disclosed and the types of presentations to be made in earnings press releases and with respect to earnings guidance, if any, provided to analysts and rating agencies.

5)	Review and discuss with management and the Company’s independent accountants any significant issues raised by the independent accountants in connection with the preparation of the Company’s financial statements with respect to the quality and consistency of the Company’s accounting principles and financial reporting processes, including significant estimations, judgments and major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

6)	Discuss with management the Company’s risk assessment and risk management policies.

7)	Review and discuss with the independent accountants:

a)	All critical accounting policies and practices used;

b)	All alternative disclosures treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternatives, and the treatment preferred by the independent accountant;

c)	The key internal controls adhered to by the Company and the impact of such internal controls on the quality and reliability of the Company’s financial reporting; and

d)	Other written material communications between the independent accountant and management, such as any management letter or schedule of unadjusted differences.

e)	Any audit problems or difficulties the independent accountants encountered in the course of the audit work, including any restrictions on the scope of the independent accountant’s activities or on access to requested information and any significant disagreements with management, and management’s response to these problems or difficulties.

8)	Cause the Company to disclose in its proxy statements whether the Committee members are independent, the standard used in such determination, and disclosure of information regarding any member of the Committee who is not independent.

9)	Cause the Company to disclose in its proxy statements whether the Committee has adopted and the Board has approved a written charter for the Committee, and, if applicable, include a copy of such charter as an appendix to the Company’s proxy statements at least once every three (3) years.

10)	Cause the company to provide the New York Stock Exchange, on at least an annual basis and with respect to any changes to the composition of the Committee, with written confirmation regarding:

a)	any determination made by the Company’s Board concerning the independence of its auditors;

b)	the financial literacy of the Committee members;

c)	the determination that at least one member of the Committee has accounting or related financial management expertise; and

d)	the annual review and reassessment of the adequacy of this Charter.

     Independent Accountants

11)	Have the sole authority and responsibility for the selection and evaluation of the Company’s independent accountants and the selection and appointment of their successors (subject, if applicable, to stockholder ratification). The Committee shall be directly responsible for the compensation, retention, evaluation, terms of engagement and oversight of the work of the independent accountants (including resolution of disagreements between management and the independent accountants regarding financial reporting) engaged for the purpose of preparing or issuing an audit report or related work. The Company’s independent accountants shall report directly to the Committee.

12)	Pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent accountants, subject to the de minimis exceptions for non-audit services described in Section l0A(i)(1)(B) of the Act which are approved by the Committee prior to the completion of the audit. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and non-audit services, provided that decisions of such subcommittees to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

13)	Obtain and review a report from the independent accountants at least annually regarding (a) the independent accountants’ internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years relating to any independent audits performed by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships or services between said independent accountants and the Company.

14)	Discuss and evaluate the qualifications, performance and independence of the independent accountants, consider whether the information in the report presented confirms that the firm possesses adequate quality controls and is compatible with the independent accountants’ maintaining their objectivity and independence. Review the performance of the independent accountants and approve any proposed changes to the relationship or discharge of the independent accountants when circumstances warrant.

15)	Ensure the lead (or concurring) audit partner having responsibility for the audit serves for no more than five fiscal years of the Company. In addition, ascertain that any partner other than the lead or concurring partner serves no more than seven years at the partner level on the Company’s audit. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the Company’s independent accountants.

16)	Establish and maintain clear policies for the Company’s hiring of employees or former employees of the independent accountants who participated in any capacity in the audit of the Company.

     Internal Audit Function

17)	Ensure the Company establishes and maintains an internal audit function and from time to time evaluate the Company’s internal audit function, including its impact on the accounting practices, internal controls and financial reporting of the Company.

18)	Review and discuss with the independent accountants the responsibilities and staffing of the internal audit function and the annual scope of work for the internal audit function.

19)	Review and discuss with management the significant reports prepared by the internal audit function and management’s responses to such reports.

     Formal Channel of Complaints

     Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

5. Limitation of Audit Committee’s Role

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent accountant.

     The foregoing Charter of the Audit Committee of the Board of Directors of Bairnco Corporation, a Delaware corporation, was adopted by the Audit Committee on the 29th day of January, 2004, and approved by the Board of Directors of said corporation on the 29th day of January, 2004.

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PROXY

BAIRNCO CORPORATION
ANNUAL MEETING OF SHAREHOLDERS, April 21, 2005
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BAIRNCO CORPORATION

     The undersigned hereby appoints LUKE E. FICHTHORN III, LARRY D. SMITH, and LAWRENCE C. MAINGOT each of them, the proxies of the undersigned, with power of substitution in each, to vote all stock of BAIRNCO CORPORATION that the undersigned is entitled to vote at the Annual Meeting of Shareholders of such Corporation to be held at Bairnco’s corporate offices, 300 Primera Boulevard, Suite 432, Lake Mary, Florida, on Thursday, April 21, 2005, at 9:00 A.M., local time, and at any adjournment thereof.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

1. ELECTION OF DIRECTORS

☐	FOR all nominees listed below (except as listed to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

NOMINEES: Luke E. Fichthorn III, Gerald L. DeGood, Charles T. Foley, James A. Wolf, William F. Yelverton

(INSTRUCTIONS: To withhold your vote from any individual nominee or nominees, check the FOR box above and write each such nominee's name on the space provided below.)

2. RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF AUDITORS

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. TO VOTE, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING

If no contrary instructions are indicated on this Proxy, this Proxy will be voted FOR Proposals 1 and 2.

Dated:

Signature

Signature

Please sign exactly as name appears at left. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give your full title as such.

PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE